UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007

LIFEPOINT HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

103 Powell Court, Suite 200 Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 26, 2007, Michael Culotta resigned as Chief Financial Officer of the Company. Gary Willis, while continuing to serve in his current position, will perform the responsibilities of the chief financial officer until a new Chief Financial Officer is appointed.
     Mr. Willis, 42, has served as Senior Vice President and Chief Accounting Officer of the Company since February 2006. From December 2002 to February 2006, Mr. Willis served as Vice President and Controller of the Company. From April 2002 to December 2002, Mr. Willis served as Chief Accounting Officer of Central Parking Corporation, a company that owns, leases and manages parking facilities. From 1995 to March 2002, Mr. Willis held various positions, including Chief Accounting Officer, with Gaylord Entertainment Company.
     A copy of the press release dated April 26, 2007 announcing Mr. Culotta’s resignation has been furnished as Exhibit 99.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
          99.1 Press Release dated April 26, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.
By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Senior Vice President and General Counsel

Date: May 2, 2007

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated April 26, 2007.